Exhibit 10.4

STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (this “Agreement”) is made as of the       day of      , 20     , between ENCORE MEDICAL CORPORATION, a Delaware corporation (the “Company”), and      , M.D. (“Optionee”).

     WHEREAS, Optionee will be serving Encore Medical, L.P. (“Encore”), a wholly owned subsidiary of the Company, on the Encore Surgeon Advisory Panel and it is expected that he will provide valuable assistance to Encore and the Company with respect to Encore’s and the Company’s business and operations;

     WHEREAS, the Company has established the 1997 Surgeon Advisory Stock Option Plan (the “Plan”); and

     WHEREAS, in view of the foregoing, the Company desires to grant to Optionee from the Plan an option to purchase shares of the Company’s Common Stock, par value $0.001, (the “Stock”).

     NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Optionee, intending to be legally bound, hereby agree as follows:

     1. Grant of Option and Vesting. The Company hereby grants to Optionee an option to purchase an aggregate total of       (     ) shares of Stock upon the terms and conditions hereinafter set forth, which options shall vest as follows:      .

     2. Term of Option.

     (a) Optionee may exercise any vested options and purchase shares of Stock under the Agreement at any time after such options have vested. The option to purchase shares of Stock under this Agreement shall terminate on      , 20     .

     (b) In the event of the failure of Optionee timely to exercise his option(s) on or prior to      , 20     , or in the event of the failure of Optionee to exercise his option(s) with respect to all of the shares of Stock subject to the option within such time period, such part or parts, or the whole, as the case may be, of Optionee’s option shall, ipso facto, become null and void and shall no longer be of or have any further force or effect.

     (c) Notwithstanding any other provisions of this Agreement, in the event of the termination of Optionee’s Consulting Agreement with Encore dated      , as amended (the “Consulting Agreement”), Optionee’s option shall terminate and become null and void thirty (30) days after the date of termination and shall no longer be of, or have, any further force or effect. In the event of Optionee’s death, the estate of Optionee shall be entitled to exercise any vested but unexercised options which existed as of the date of Optionee’s death (subject to any limitations set forth in Article 2 hereof).

     3. Purchase Price. The purchase price per share of Stock subject to the option specified herein shall be equal to      .

     4. Procedure for Exercise of Option. Subject to the provisions of Article 2 hereof, Optionee may exercise the option specified herein at each time specified herein by complying with the provisions of paragraph 10 of the Plan.

     5. Investment Warranty. Optionee acknowledges and understands that, in connection with the issuance of any shares of Stock to him pursuant to the exercise of the option specified in this Agreement (such shares hereinafter in this Article 5 referred to as the “Shares”) he has been fully informed as to the circumstances under which he is permitted to take and required to hold the Shares pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”), and any applicable state securities or Blue Sky law.

     6. No Rights as Stockholder. The option specified in this Agreement shall not, in and of itself, entitle Optionee to any rights as a stockholder of the Company including, without limitation, the right to receive dividends or other distributions of any kind, the right to vote or otherwise act at any annual or special meeting of Stockholders of the Company, the right to receive notice of any corporate action and the right to exercise any preemptive rights.

     7. Expenses. All expenses incurred by or on behalf of either party hereto in connection with the authorization, preparation, execution and consummation of this Agreement, the option specified herein and the possible purchase of the shares of Stock subject to the option, including, without limitation of the generality of the foregoing, all fees and expenses of representatives, counsel and accountants employed by either such party, shall be borne solely and entirely by the party who or which has incurred the same.

     8. Warranties of the Company. The Company hereby represents and warrants as follows:

     (a) the Company’s Board of Directors has authorized the execution and delivery of this Agreement by the officers of the Company executing same;

     (b) the Company’s Board of Directors has reserved for issuance, during the period the option specified herein is exercisable, such number of shares of Company Stock as shall be necessary for full exercise of the option specified in this Agreement and shall take such steps as are necessary to cause there to be authorized shares available for the issuance of the Stock in the event that the option is exercised; and

     (c) any shares of Company Stock issued and delivered pursuant to the exercise of the option specified herein shall be validly issued, fully paid and non-assessable.

     9. Miscellaneous.

     (a) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered or sent by registered or certified mail, return receipt requested, first class postage prepaid, as follows:

(1)	If to the Company:

Encore Medical Corporation
Attn.: Harry L. Zimmerman,
Executive Vice President – General Counsel
9800 Metric Boulevard
Austin, Texas 78758

(2)	If to Optionee:

or to such other address as either such party may designate in accordance with this Section 9(a).

     (b) This Agreement shall be binding upon the parties hereto and their respective successors and assigns, heirs, legatees and legal and personal representatives.

     (c) The provisions of this Agreement are not intended to be (and shall not serve) for the benefit of any creditor (other than a party hereto in its or his capacity as such) of, or any other person (other than a party hereto in its or his capacity as such) to whom any debts, liabilities obligations are owed by (or who otherwise has a claim against), either party hereto, and no such creditor or other person shall obtain any right under any provision hereof or shall by reason of any such provision make claims in respect of the aforesaid debts, liabilities or obligations (or otherwise) against Company or the other party hereto.

     (d) The Article and other headings in this Agreement are inserted solely as a matter of convenience and for reference and are not a part of this Agreement.

     (e) This Agreement supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which or whom the enforcement of such change, waiver, discharge or termination is sought.

     (f) This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

     (g) The Company does not guarantee the Stock from loss or depreciation.

     (h) All claims, disputes and other matters in question between the parties to this Agreement, arising out of or relating to this Agreement or the breach thereof, shall be decided by arbitration in accordance with the Arbitration Rules of the American Arbitration Association then obtaining unless the parties mutually agree otherwise. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. The demand shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

     (i) If any action is asserted or brought to enforce this Agreement, the party or parties prevailing in any such action are entitled to reimbursement, and shall be reimbursed by the non-prevailing party or parties for all costs and expenses (including, without limitation, attorneys’ and accounting fees and expenses) reasonably incurred by the prevailing party or parties in asserting or bringing such action; provided, however, if such action is asserted for monetary damages and if the party or parties asserting same are only partially successful in asserting or bringing any such action, they shall be entitled to reimbursement hereunder for their costs and expenses only in the proportion that the amount awarded to such prevailing party bears to the total amount for which any such action is brought or asserted.

     (j) The terms of this Agreement are also subject to the terms and conditions of the Plan. Any conflict between the terms of this Agreement and the Plan shall be resolved in favor of the specific terms of this Agreement, but in the event that there is no specific language in this Agreement concerning any specific provision, the terms and conditions of the Plan shall govern.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COMPANY:

ENCORE MEDICAL CORPORATION,
a Delaware corporation

By:

Kenneth W. Davidson, President

OPTIONEE:

, M.D.

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